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                                                                  EXHIBIT 10.19


                        CONSUMER PORTFOLIO SERVICES, INC.

                            a California corporation

                        1991 STOCK OPTION PLAN as amended

                            Adopted December 16, 1991

                    Shareholder Approval - December 20, 1991

I. PURPOSE

The purpose of this 1991 Stock Option Plan (the "Plan") is to strengthen Consumer Portfolio Services, Inc. ( the "Corporation") and those corporations which are or hereafter become subsidiary corporations of the Corporation by providing an additional means of attracting and retaining competent managerial personnel and by providing to participating directors, full-time salaried officers and employees added incentive for high levels of performance and for unusual efforts to increase the earnings of the Corporation and any subsidiary corporations. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such directors, officers and employees may purchase shares of the Common Stock of the Corporation pursuant to the Options granted in accordance with the Plan. The Plan is intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended by the Securities and Exchange Commission in February 1991.

Options granted pursuant to this Plan are intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "non-qualified' stock options, and shall be determined and designated as such upon the grant of each Option hereunder.

2. ADMINISTRATION

The Plan is administered by a committee of the Corporation's Board of Directors (the "Stock Option Committee") consisting of two or more non-employee directors who are appointed by and serve at the discretion of the full Board of Directors, provided that no such member shall at any time during the previous one-year period have been granted options under the Plan, except pursuant to the prescribed formula or participated in any other plan of the Corporation or any affiliated issuer other than a so-called formula, plan within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Each member of the Stock Option Committee shall be automatically granted an option each year to purchase no more than 100,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant of such option. The number of options granted to each member shall be based on a formula that will be approved by the Board of Directors in the future and will be structured to comply with Rule 16b-3. Any action of the Stock Option Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or pursuant to the unanimous written consent of its members.

Subject to the express provisions of the Plan, the Stock Option Committee shall have the authority to grant options, establish the terms and conditions of any Options granted under the Plan, construe and interpret the Plan, to define the terms used therein, to prescribe, amend, and rescind rules


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and regulations relating to the administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of employment for the purposes of the Plan, and to make all other determinations necessary or advisable for administration of the Plan. Determinations of the Stock Option Committee on matters referred to in this Section 2 shall be final and conclusive.

3. PAR

(a) Eligibility Directors, full-time salaried officers and employees of the Corporation or a subsidiary corporation, (as that term is defined in Section 425(t) of the Code), if any, shall be eligible for selection to participate in the Plan; provided, however, that no director who is not also a salaried officer or key employee, with a customary work week in either case of at least forty
(40) hours in the employ of the Corporation or a subsidiary corporation ("non-officer director"), may be granted an Option hereunder unless such Option is approved by a majority of the Board of Directors, and provided further, that non-officer directors of the Corporation or a subsidiary corporation shall be eligible to receive only non-qualified options under the Plan. Subject to the express provisions of the Plan, the Stock Option Committee shall select from the class of eligible participants and make recommendations to the Board of Directors concerning the individuals to whom Options shall be granted, the terms and provisions of the respective Option agreements (which need not be identical), the times at which suck Options shall be granted, and the number of shares subject to each Option. An individual who has been granted an Option hereunder (the "Optionee") may, if otherwise eligible, be granted additional Options if the Board of Directors shall so determine.

Members of the Stock Option Committee shall not be eligible to receive grants of Options under this Plan, except that each member of the Stock Option Committee shall be automatically granted an option each year to purchase no more than 100,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant of such Option. The number of options granted to each member shall be based on a formula that will be approved by the Board of Directors in the future and will be structured to comply with Rule l6b-3.

The Board of Directors shall determine the individuals who shall receive Options and the terms and provisions of the Options, and shall grant such Options to such individuals. Notwithstanding the above, however, the Board of Directors may delegate to the Stock Option Committee the power to determine the individuals who shall receive Options, the terms and provisions of such Options, and to grant Options to such individuals.

(b) Shareholder-Employees Notwithstanding anything to the contrary contained herein and subject to Section 4 herein, an Option granted to any eligible director, officer or employee of the Corporation or a subsidiary corporation who owns, directly or indirectly, at the time of the grant of the Option, more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or a subsidiary corporation shall not qualify as an Incentive Stock Option unless (I) the purchase price for the stock subject to the Option is at least 110% of the fair market value of the stock determined at the time such Option is granted and (ii) the Option by its terms is not exercisable after five (5) years from the time the Option is granted. The attribution rules of Section 425(d) of the Internal Revenue Code of 1986, as amended, shall apply in the determination of ownership of stock for these purposes.

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(c) Maximum Value of Incentive Stock Options The aggregate fair market value
(determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by each Optionee under the terms of the Plan during any calendar year is limited to $100,000, but the value of stock for which options may be granted to an employee in a given year may exceed $100,000.

(d) Substituted Options Any options granted by any other corporation for which Options under the Plan are substituted ("Substituted Options") pursuant to a merger, consolidation, acquisition of property or stock, corporate separation or reorganization or liquidation, shall qualify as Incentive Stock Options under the Plan, provided that the original options exchanged for the Substituted Options were Incentive Stock Options.

(e) Non-Qualified Options All Options and Substituted Options granted (which are not in accordance with the provisions of Section 3(b) hereof; (2) which are in excess oldie fair market value limitations set forth in Section 3(c) or 3(d) hereof or (3) which are designated at the time of grant as "non-qualified" shall be deemed "non-qualified" and shall not qualify as incentive stock options under
Section 422 of the Code. Non-qualified options granted or substituted hereunder shall be so designated in the Stock Option Agreement entered into between the Corporation and the Optionee.

4. STOCK SUBJECT TO THE PLAN

As of December 16, 1991, and subject to adjustment as provided in Section 14 hereof, the stock to be offered under the Plan shall be shares of the Corporation's authorized but unissued Common Stock, (herein called "Shares"), and the aggregate amount of Shares to be delivered upon exercise of all Options granted under the Nan shall not exceed 1,100,000 shares. If any Option shall be cancelled, surrendered, or expire for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.

5. OPTION PRICE

(a) Except as provided in Section 3(b) above and in Section 5(b) below, the purchase price of stock subject to each Option shall be determined by the Board of Directors (or the Stock Option Committee, if authorized), but shall no be less than one hundred percent (100%) of the fair market value of such stock at the time such Option is granted.

(b) Where the outstanding shares of stock of another corporation are changed into or exchanged for the shares of stock of the Corporation without consideration to that other corporation, subject to the approval of the Board of Directors, Options may be granted in exchange for options of the other corporation, and the purchase price of stock subject to each Option so granted may be fixed at a price less than one hundred percent (100%) of the fair market value of such stock at the time such Option is granted if the purchase price has been computed to be not less that the purchase price set forth in the option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into shares of stock of the Corporation.

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(c) The purchase price of shares purchased under the Plan ("Purchase Price")
shalt be paid in full at the time of each such purchase in cash, or bank cashier's or certified check. In the event the Corporation determines that it is required to withhold State or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof an Optionee may be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

(d) For purposes of this Paragraph 5, the fair market value of the Corporation's stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulations Section 20.2031-2.

6. CONTINUATION OF EMPLOYMENT

Nothing contained in the Plan or in any Option agreement shall obligate the Corporation or any subsidiary corporation to continue to employ any Optionee or maintain any director's status as suck for any period, or interfere in any way with the right of the Corporation or a subsidiary corporation to reduce the Optionee's compensation.

7. OPTION PERIOD AND EXERCISE OF OPTIONS

(a) Each Option and all rights or obligations thereunder shall vest and be exercisable immediately upon grant or shall vest and be exercisable over a period of time and in such installments, which need not be equal, and shall expire, all as the Board of Directors (or the Stock Option Committee if authorized) may determine, but not later that ten (10) years from the date of grant, subject to earlier termination as provided elsewhere in the Plan; provided, however, that any Option granted to an individual who at the time of the grant of such Option owns ten percent (10%) or more of the outstanding Shares of the Corporation, and all rights and obligations under said Option, shall expire no later that five (5) years from the date of grant, subject to earlier termination as provided elsewhere in the Plan. If an Optionee shall not in any given installment period purchase all of the shares which the Optionee is entitled to purchase in such installment period, the Optionee's right to purchase any Shares not purchased in such installment period shall continue until expiration of such Option. No Option or installment thereof shall be exercisable except with respect to whole shares and fractional share interests shalt be disregarded except that they may be accumulated for purposes of applying the preceding sentence.

(b) Options granted hereunder shall be exercised by written notice delivered to the Corporation stating the number of shares with respect to which the Option is being exercised, together with the purchase price of such shares as provided in Paragraph 5 (c) hereof if the Option is being exercised by any person other than the Optionee, said notice shall be accompanied by proof satisfactory to counsel for the Corporation, of the right of such person to exercise the Option.

(c) Not less than ten shares may be purchased at one time unless the number purchased is the total number which may be purchased under the Option.

(d) No shares shall be issuable upon exorcise of any Option unless and until (i) in the opinion of the counsel for the Corporation, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance shall have been fully complied with and (ii) if required by federal or state law or regulation, the Optionee shall have paid to the Corporation the amount, if any, required to be withheld on the amount deemed to be compensation to Optionee as a result of exercise of his or her Option, or make other arrangements satisfactory to the Corporation, in its sole discretion, to satisfy all applicable income tax withholding requirements.

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(e) Notwithstanding any provision in any stock option agreement pertaining to the time of exercise of a Stock Option, or part thereof, and subject to the terms of Section 15 hereof; upon delivery of notice to the Optionee from the Stock Option Committee or the Board of Directors of the pendency of a Terminating Event, as defined in Section 15 hereof; which notice shall be given at least thirty (30) days prior to the Terminating Event, the entire Stock Option shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to actual consummation of the Terminating Event and subject to earlier expiration or termination as provided elsewhere in the Plan. If the Terminating Event is not consummated, after notice thereof is given to the Optionee, then the Stock Option shall remain exercisable in accordance with its terms.

8. EXTENSION OF TERM OF STOCK OPTION AGREEMENTS

With the consent of the Optionee, the Corporation may amend an outstanding stock option agreement to extend its term or modify its vesting or exercise periods, so long as the amended Option could have been granted originally on the same terms as the amended Option.

9. NONTRANSFERABILITY OF OPTIONS

Each Option shall, by its terms, be nontransferable by the Optionee other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee.

10. CESSATION OF EMPLOYMENT

Except as provided in Section II hereof, if, for any reason ether than death, an Optionee ceases to be employed by the Corporation or a subsidiary corporation, or ceases to be a director of the Corporation or a subsidiary, the Options granted to such Optionee shall expire not later than ninety (90) days thereafter or on the day specified pursuant to the provisions of Section 7 (a) hereof, whichever is earlier. During the 90-day period after cessation of employment or service as a director, such Options shall be exercisable only as to those installments, if any, which were accrued as of the date on which such Optionee ceased to be employed by the Corporation or the subsidiary corporation or ceased to serve as a director of the Corporation or the subsidiary corporation.

11. TERMINATION OF CAUSE

If the Stock Option Agreement so provides and if an Optionees employment by the Corporation or a subsidiary corporation is terminated for cause, the Options granted to such Optionee shalt expire immediately upon notice of such option termination given by the Board to the Optionee. Termination for cause shall include termination for malfeasance or gross negligence in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation or a subsidiary corporation and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.

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12. DEATH OF OPTIONEE

If an Optionee dies while employed by the Corporation or a subsidiary corporation, or while serving as a director of the corporation, or during the 90-day period referred to in Section 10 hereof, the Options granted to such Optionee shall expire one year after the date of such death or on the day specified pursuant to the provisions of Section 7 (a) hereof, whichever is earlier. After such death but before such expiration, the person or persons to whom such Optionee rights under the Options shall have passed by will or by the applicable laws of descent and distribution, or the executor or administrator of the Optionees estate, shall have the right to exercise such Options to the extent that installments, if any, were accrued as of the date on which the Optionee died.

13. DISABILITY OF OPTIONEE

If an Optionee is disabled while employed by the Corporation or a subsidiary corporation, or while serving as a director of the Corporation or a subsidiary corporation, or during the 90-day period referred to in Section 10 hereof, the Options granted to such Optionee shall expire one year after the date of such disability or on the day specified pursuant to the provisions of Section 7 (a) hereof, whichever is earlier. After such disability but before such expiration, such Optionee or a guardian or conservator of the 0ptionee's estate, as duly appointed by a court of competent jurisdiction, shall have the right to exercise such Options to the extent that installments, if any, have accrued as of the date on which the

Optionee became disabled or ceased to be employed by the Corporation or a subsidiary corporation or ceases to be a director as a result of his or her disability. For the purpose of this Section 13, an Optionee shall be deemed to have become "disabled" if it shall appear to the Board of Directors (or the Stock Option Committee, if authorized), upon written certification delivered to the Corporation by a qualified licensed physician, that the Optionee has become permanently and totally unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.

14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

If the outstanding shares of stock of the Corporation are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Corporation through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Corporation, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise prices per share allocated to unexercised Options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share subject to the Option. Any adjustment under this Section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final anti conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment and fractional share interests shall be disregarded, except that they may be accumulated for purposes of applying Section 7 (a) hereof.

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15. TERMINATING EVENTS

Not less than thirty (30) days prior to consummation of a plan of dissolution or liquidation of the Corporation, or consummation of a plan of reorganization, merger or consolidation of the Corporation with one or more corporations, as a result of which the Corporation is not the surviving corporation, or upon the sale of all or substantially all the assets of the Corporation to another corporation, person or entity, or in the event of any other transaction involving the Corporation where there is a change in ownership of fifty percent (50%) or more of the voting power of the stock of the Corporation then outstanding ("Change in Control"), except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation, each such event being referred to herein as a "Terminating Event", the Stock Option Committee or the Board of Directors shall notify each Optionee in writing of the pendency of the Terminating Event. Upon delivery of said notice, any Option granted prior to the Terminating Event shall be, notwithstanding the provisions of Section 7 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to actual consummation of the Terminating Event and subject to earlier expiration or termination as provided elsewhere in the Plan.

Upon the effective date of any Change in Control, any Option or portion thereof not exercised pursuant to the Section 15 shall remain exercisable in accordance with its terms and the Plan shall not terminate but shall remain in full force and effect.

Upon the effective date of any Terminating Event other than a Change in Control, any Option or portion thereof not exercised shall terminate; provided, however, that such Option or portion thereof not exercised shall not terminate if any Optionee elects, in the discretion of such Optionee, not to exercise all or any portion of his or her Option prior to the effective date of the Terminating Event and the successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, agrees to assume such Options theretofore granted or to substitute for such Options new options covering stock of a successor employer corporation, of a parent or subsidiary corporation thereof, with appropriate adjustments as to the number and kind of shares and prices.

Upon the effective date of any Terminating Event other than a Change in Control, the Plan shall terminate, unless provision is made in connection with the Terminating Event for assumption of Options theretofore granted, or substitute for such Options new options covering stock of a successor employer corporation, or a parent of subsidiary corporation thereof; solely at the option of such successor corporation or parent or subsidiary corporation, with appropriated adjustments as to number and kind of shares and prices.

If for any reason the Terminating Event is not consummated, Stock Options granted pursuant to the Plan shall remain exercisable in accordance with their respective terms.

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16. AMENDMENT AND TERMINATION OF PLAN

The Board of Directors of the Corporation may at any time and from time to time suspend, amend, or terminate the Plan and may, with the consent of Optionee, make such modifications of the terms and conditions of the Option as it shall deem advisable; provided that, except as permitted under the provisions of
Section 14 hereof, no amendment of modification may be adopted without the Corporation having first obtained the approval of the affirmative vote of at least a majority of the Corporations outstanding Shares entitled to vote, if such amendment or modification would:

         (a) increase the maximum number of shares which may be purchased pursuant to Options granted under the Plan, either in the aggregate or by an individual;

         (b) change the minimum purchase price of stock subject to Options;

         (c) increase the maximum term of Options provided for herein beyond the term permitted in the Plan;

         (d) permit Options to be granted to anyone other that a full-time salaried officer or a key employee of the Corporation or a subsidiary corporation; or

         (e) change any provision of the Plan which would affect the qualification as an Incentive Stock Option within the meaning of
         Section 422 of the Code of any option granted as an Incentive Stock Option under the Plan.

Notwithstanding the above, the Board of Directors (and the Stock Option Committee, if authorized) may grant to an Optionee, if otherwise eligible, additional Options or, with the consent of Optionee, grant a new Option in lieu of an outstanding Option for a number of shares, at a purchase price, and for a term which in any respect is greater or less than that of the earlier Option, subject to the limitations of Sections 3, 4, 5 and 7 (a) hereof; and subject further to the condition that an Optionees Incentive Stock Options cannot be cancelled, exchanged or substituted for any other option.

No Option may be granted during any suspension of the Plan or after termination of the Plan. Amendment, suspension, or termination of the Plan shall not (except as otherwise provided in Section 1 4 hereof), without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

17. TIME OF GRANTING OPTIONS

The time an Option is granted shall be the day of the action of the Board of Directors (or action of the Stock Option Committee, if authorized) described in the second paragraph of Section 3 (a) hereof; provided, however, that if appropriated resolutions of the Board of Directors (or the Stock Option Committee, if authorized) indicate that an Option is granted as of a future date, the time such Option is granted shall be such future dale. if action by the Board of Directors (or the Stock Option Committee, if authorized) is taken by unanimous written consent of its members, the action of the Board of Directors (or the Stock Option Committee) member signs the consent. All Options granted under this Plan shall he granted on or before December 15, 2001.

18. PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAW COMPLIANCE; NOTICE OF SALE

No Optionee shall be entitled to the privileges of stock ownership as to shares of stock not actually issued and delivered. No shares shall be purchased upon the exercise of an Option unless and until all then applicable requirements of all regulatory agencies having jurisdiction and applicable requirements of


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securities exchanges upon which the stock of the Corporation is listed, if any, shall have been fully complied with. The Optionee shall, not more than five days after each such sale or other disposition, give the Corporation notice in writing of the sale or other disposition of shares purchased pursuant to Options granted hereunder.

19. EFFECTIVE DATE OF THE PLAN

The Plan shall be deemed adopted as of December 16, 1991, the date of its approval by the Board of Directors, and shall be effective immediately subject to approval by the holders of at least a majority of the Corporation's outstanding Shares entitled to vote thereon, by unanimous written consent or voting in person or by proxy, at a duly held stockholders' meeting.

20. TERMINATION

Unless previously terminated by the Board of Directors or a provided in Section 15 hereof, the Plan shall terminate at the close of business on December 15, 2001, and no Options shall be granted under the Plan thereafter, but such termination shall not affect any Option theretofore granted.

21. OPTION AGREEMENT

Each Option shall be evidenced by a written Stock Option Agreement executed by the Corporation and the Optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan.

22. EXCULPATION AND INDEMNIFICATION

To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or Stock Option Committee shall be liable for any action or omission of any other member of the Board of Directors or Stock Option Committee nor for any act or omission on the member's own part except the member's own willful misconduct or gross negligence. The Corporation and its subsidiary corporations shall pay expenses incurred by, and shall satisfy a judgment of fine rendered or levied against, a present or former director or member of the Stock Option Committee in any action brought by a third party against such person (whether or not the Corporation is joined as a party defendant) to impose a liability or penalty on such person while a director or member of the Stock Option Committee arising with respect to the Plan or administration thereof or out of membership on the Stock Option Committee or by the Corporation, or all or any combination of the preceding; provided, that the Board of Directors determines in good faith that such director or member was acting in good faith, within what such director or member reasonably believed to be the scope of his or her authority and for a purpose which he or she reasonably believed to be in the best interest of the Corporation or its subsidiaries, if any. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Section shall not apply to any action instituted or maintained in the right of the Corporation by a shareholder or holder of a voting trust certificate representing shares of the Corporation or any subsidiary corporation thereof The provisions of this Section shall apply to the estate, executor, administrator, heirs legatees and devisees of directors and members of the Stock Option Committee, and the term "person" as used in this Section shall include the estate, executor, administrator, heirs, legatees and devisees of such person.

END OF PLAN


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